Exhibit 32.1

CERTIFICATION OF
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Report on Form 10-K of China Timber Work Enterprise, Inc for the year ending July 31, 2009, I, Wong Wa Kei Anthony, Chief Financial Officer of the Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such yearly Report on Form 10-K for the year ending July 31, 2009, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such yearly Report on Form 10-K for the year ended July 31, 2009, fairly represents in all material respects, the financial condition and results of operations of China Timber Work Enterprise, Inc.

Dated: November 10, 2009

China Timber Work Enterprise Inc

By:	/s/ Wong Wa Kei Anthony President, Secretary, Chief Financial Officer and Director